UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 12, 2009
DUNCAN ENERGY PARTNERS L.P.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33266 (Commission File Number)	20-5639997 (IRS Employer Identification Number)
1100 Louisiana Street, 10th Floor
Houston, Texas 77002
(Address of principal executive offices)
(713) 381-6500
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     Amendment to Amended and Restated Partnership Agreement. On June 12, 2009, the Board of Directors of DEP Holdings, LLC (the “General Partner”), the general partner of Duncan Energy Partners L.P. (the “Partnership”), approved the Fourth Amendment (the “Amendment”) to the Partnership’s Amended and Restated Agreement of Limited Partnership of the Partnership, dated February 5, 2007, as amended by the First Amendment, dated on December 27, 2007, Amendment No. 2 dated November 6, 2008 and the Third Amendment, dated December 8, 2008 (as amended, the “Partnership Agreement”). The Amendment was executed effective as of June 15, 2009. The Amendment clarifies certain definitions used in agreements with third parties that incorporate by reference definitions from the Partnership Agreement not previously included therein, including “acquisition,” “capital improvement,” “operating expenditures” and “operating surplus.”
     The General Partner has determined that the Amendment does not adversely affect the limited partners in any material respect and that the amendment does not require approval of any limited partner in accordance with Section 13.1(d) of the Partnership Agreement.
     A copy of the Amendment is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference.

Item 9.01.	Financial Statements and Other Exhibits
     (c) Exhibits

Exhibit No.	Description
3.1	Fourth Amendment to Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of June 15, 2009.

     SIGNATURES
      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUNCAN ENERGY PARTNERS L.P. (Registrant)
By:	DEP Holdings, LLC, as general partner

/s/ Michael J. Knesek
Michael J. Knesek
Senior Vice President, Principal Accounting Officer and Controller

Dated: June 15, 2009

EXHIBIT INDEX

Exhibit No.	Description
3.1	Fourth Amendment to Amended and Restated Agreement of Limited Partnership of the Partnership, dated June 15, 2009.